Exhibit 99.1

PRELIMINARY PROXY CARD

Hudson Capital Merger Sub I Inc.
19 West 44th Street, Suite 1001

New York, New York 10036

MEETING OF SHAREHOLDERS

TO BE HELD ON [•], 2021

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
OF HUDSON CAPITAL, INC.

The undersigned shareholder of Hudson Capital, Inc. (“Hudson”), hereby appoints Warren Wang and Hon Man Yun (the “Proxies”), or either of them, with the full power and authority to act as proxy of the undersigned and with full power of substitution, to vote all ordinary share of Hudson (the “Ordinary Shares”) which the undersigned may be entitled to vote at the Meeting of Shareholders to be held on [•], 2021 at [•] a.m., Eastern time, at [•], and at any adjournments or postponements thereof (the “Meeting”). Such Ordinary Shares shall be voted as indicated with respect to the proposals listed on the reverse side hereof and in the Proxies’ discretion on such other matters as may properly come before the Meeting or any adjournment or postponement thereof.

The undersigned acknowledges receipt of the enclosed proxy statement and revokes all prior proxies for said meeting.

THE ORDINARY SHARES REPRESENTED BY THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO SPECIFIC DIRECTION IS GIVEN AS TO THE PROPOSALS ON THE REVERSE SIDE, THIS PROXY WILL BE VOTED “FOR” PROPOSALS 1, 2, 3, 4, 5, 6 AND 7. PLEASE MARK, SIGN, DATE, AND RETURN THE PROXY CARD PROMPTLY.

BECAUSE OF THE THEIR MUTUAL DEPENDENCE, IF ANY OF THE PROPOSALS 1, 2, 3, 4, 5, 6 AND 7 IS NOT APPROVED, THEN THE MERGER WILL NOT PROCEED.

PLEASE MAIL IN THE ENVELOPE PROVIDED.

THIS PROXY REVOKES ALL PRIOR PROXIES GIVEN BY THE UNDERSIGNED.

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

PLEASE SIGN, DATE AND RETURN YOUR PROXY PROMPTLY
IN THE ENCLOSED ENVELOPE

PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE: [X]
THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTIONS ARE GIVEN, THIS PROXY
WILL BE VOTED “FOR” PROPOSALS 1, 2, 3, 4, 5, 6 and 7.

PROPOSAL 1:

To approve and adopt the Merger Agreement (including the articles of merger and plan of merger), dated as of October 10, 2020, as it may be amended from time to time, which we refer to as the Merger Agreement, by and among Hudson, two wholly-owned subsidiaries of Hudson, FreightHub, Inc., a Delaware corporation, and referred to as Fr8Hub, and a stockholder representative of Fr8Hub, and thereby approve the transactions contemplated under the Merger Agreement. This proposal is referred to as the “Merger Proposal” or “Proposal 1.”

	[ ] FOR	[ ] AGAINST	[ ] ABSTAIN

PROPOSAL 2:

To approve the redomestication of Hudson from the BVI to Delaware by means of a merger with and into a wholly-owned Delaware subsidiary, which will result in Hudson being governed by the laws of the State of Delaware, which we refer to as the “Redomestication Merger.” This proposal is referred to as the “Redomestication Merger Proposal” or “Proposal 2.”

	[ ] FOR	[ ] AGAINST	[ ] ABSTAIN

PROPOSAL 3:

To approve and adopt, subject to and with immediate effect upon the consummation of the Merger, the amended and restated certificate of incorporation of Purchaser. This proposal is referred to as the “Amended and Restated COI Proposal” or “Proposal 3.”

	[ ] FOR	[ ] AGAINST	[ ] ABSTAIN

PROPOSAL 4:

To approve the election of Hon Man Yun, Javier Selgas, Nicholas H. Adler, Juan Manuel Trujillo and Jerry L. Hutter to serve on the Combined Company’s Board of Directors, effective as of the closing of the Merger. This proposal is referred to as the “Directors Proposal” or “Proposal 4.”

	[ ] FOR	[ ] AGAINST	[ ] ABSTAIN

PROPOSAL 5:

To approve the issuance of more than 20% of the issued and outstanding shares of the Combined Company’s common stock pursuant to the terms of the Merger Agreement, resulting in a change of control, as required by NASDAQ Listing Rules 5635(a), (b) and (d). This proposal is referred to as the “NASDAQ Proposal” or “Proposal 5.”

	[ ] FOR	[ ] AGAINST	[ ] ABSTAIN

PROPOSAL 6:	To approve the Freight Technologies, Inc. 2021 Equity Incentive Plan. This proposal is referred to as the “Equity Plan Proposal” or “Proposal 6.”
	[ ] FOR	[ ] AGAINST	[ ] ABSTAIN

PROPOSAL 7:

To approve the adjournment of the Meeting for the purpose of soliciting additional proxies in favor of the adoption of the Merger Agreement in the event Hudson does not receive the requisite shareholder vote to approve the Business Combination. This proposal is called the “Adjournment Proposal” or “Proposal 7.”

	[ ] FOR	[ ] AGAINST	[ ] ABSTAIN

IN THEIR DISCRETION THE PROXIES ARE AUTHORIZED AND EMPOWERED TO VOTE UPON OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING OF SHAREHOLDERS AND ALL CONTINUATIONS, ADJOURNMENTS OR POSTPONEMENTS THEREOF.

This proxy is revocable and the undersigned may revoke it at any time prior to the Meeting of Shareholders by giving written notice of such revocation to Hudson prior to the Meeting of Shareholders or by filing with Hudson prior to the Meeting of Shareholders a later-dated proxy. Should the undersigned be present and want to vote in person at the Meeting of Shareholders, or at any postponement or adjournment thereof, the undersigned may revoke this proxy by giving written notice of such revocation to Hudson.

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To change the address on your account, please check the box and indicate your new address in the address space provided below [  ]

SHAREHOLDER’S SIGNATURE

Signature of Shareholder	Date
Address

Signature of Shareholder	Date
Address

Note: Please sign exactly as your name or names appear on this proxy. When Ordinary Share is held jointly, each holder should sign. When signing as an executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If the signer is a partnership, please sign in partnership name by authorized person.

IMPORTANT: PLEASE MARK, SIGN, DATE AND MAIL THIS PROXY CARD PROMPTLY!

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